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                                                                     EXHIBIT 3.2


                                    RESTATED
                                     BYLAWS
                                       OF
                            GERIMED OF AMERICA, INC.,
                             A COLORADO CORPORATION


                                   ARTICLE 1
                                    OFFICES

         SECTION 1.1 PRINCIPAL OFFICE. The principal office of GeriMed, Inc., a Colorado corporation (the "Corporation"), shall be designated from time to time by the Corporation and may be within or outside of Colorado.

         SECTION 1.2 OTHER OFFICES. The Corporation may have such other offices, either within or outside Colorado, as the Board of Directors of the Corporation (the "Board") may designate or as the business of the Corporation may require from time to time.

         SECTION 1.3 REGISTERED OFFICE. The registered office of the Corporation required by the Colorado Business Corporation Act (the "Act") to be maintained in Colorado may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board.


                                   ARTICLE 2
                                  SHAREHOLDERS

         SECTION 2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held during the month of March of each year on a date and at a time fixed by the Board (or by the president in the absence of action by the Board), for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors is not held on the day fixed as provided herein for any annual meeting of the shareholders, or any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

         SECTION 2.2 SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose by the president or by the Board. The president shall call a special meeting of the shareholders if the Corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by holders of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

         SECTION 2.3 PLACE OF MEETING. The Board may designate any place, either within or outside Colorado, as the place for any annual meeting or any special meeting called by the Board. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside Colorado, as the place for such meeting. If no



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designation is made, or if a special meeting is called other than by the Board, the place of meeting shall be the principal office of the Corporation.

         SECTION 2.4 NOTICE OF MEETING. Written notice stating the place, date, and hour of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, except (i) if the number of authorized shares is to be increased, at least 30 days' notice shall be given, or (ii) if any other longer notice period is required by the Act, notice shall be given in compliance with the Act. Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting, except the purpose or purposes shall be stated with respect to (i) an amendment to the articles of incorporation of the Corporation, (ii) a merger or share exchange in which the Corporation is a party, and with respect to a share exchange, in which the Corporation's shares will be acquired, (iii) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the Corporation or of another entity which this Corporation controls, in each case with or without the goodwill, (iv) a dissolution of the Corporation, or (v) any other purpose for which a statement of purpose is required by the Act. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at his address as it appears in the Corporation's current record of shareholders, with postage prepaid. If notice is given other than by mail, the notice is given and effective on the date received by the shareholder.

         If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense. No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the Corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the Corporation in writing of any change in such shareholder's mailing address as shown on the Corporation's books and records.

         When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment of the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

         A shareholder may waive notice of a meeting before, at or after the time and date of the meeting by a writing signed by such shareholder. Such waiver shall be delivered to the Corporation for filing with the corporate records. Further, by attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting because of lack of notice or defective notice. By attending

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the meeting, the shareholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

         SECTION 2.5 FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to (i) notice of or vote at any meeting of shareholders or any adjournment thereof, (ii) receive distributions or share dividends, or (iii) demand a special meeting, or to make a determination of shareholders for any other purpose, the Board may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days, and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the Board, the record date shall be the date on which notice of the meeting is mailed to shareholders, or the date on which the resolution of the Board providing for a distribution or share dividend is adopted, as the case may be. When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this Section 2.5, such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is first received by the Corporation. The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called.

         SECTION 2.6 VOTING LISTS. The secretary shall make, at the earlier of 10 days before each meeting of shareholders or two business days after notice of the meeting has been given, a complete list of the shareholders entitled to be given notice of such meeting or any adjournment thereof. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be in alphabetical order within each class or series, and shall show the address of and the number of shares of each class or series held by each shareholder. For the period beginning the earlier of 10 days prior to the meeting or two business days after notice of the meeting is given and continuing through the meeting and any adjournment thereof, this list shall be kept on file at the principal office of the Corporation, or at a place (which shall be identified in the notice) in the city where the meeting will be held. Such list shall be available for inspection on written demand by any shareholder (including for the purpose of this Section 2.6 any holder of voting trust certificates) or his agent or attorney during regular business hours and during the period available for inspection. The original stock transfer books shall be prima facie evidence as to the shareholders entitled to examine such list or to vote at any meeting of shareholders.

         Any shareholder, his agent or attorney may copy the list during regular business hours and during the period it is available for inspection, provided
(i) the shareholder has been a shareholder for at least three months immediately preceding the demand or holds at least 5% of all outstanding shares of any class of shares as of the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder's interest as a shareholder, (iii) the shareholder described with reasonable particularity the purpose and the

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records the shareholder desires to inspect, (iv) the records are directly connected with the described purpose, and (v) the shareholder pays a reasonable charge covering the costs of labor and material for such copies, not to exceed the estimated cost of production and reproduction.

         SECTION 2.7 RECOGNITION PROCEDURE FOR BENEFICIAL OWNERS. The Board may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution may set forth (i) the types of nominees to which it applies, (ii) the rights or privileges that the Corporation will recognize in a beneficial owner, which may include rights and privileges other than voting, (iii) the form of certification and the information to be contained therein, (iv) if the certification is with respect to a record date, the time within which the certification must be received by the Corporation, (v) the period for which the nominee's use of the procedure is effective, and (vi) such other provisions with respect to the procedure as the Board deems necessary or desirable. Upon receipt by the Corporation of a certificate complying with the procedure established by the Board, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the registered holders of the number of shares specified in place of the shareholder making the certification.

         SECTION 2.8 QUORUM AND MANNER OF ACTING. A majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on the matter. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice, for a period not to exceed 120 days for any one adjournment. If a quorum is present at such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned and a new record date is set for the adjourned meeting.

         If a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number or voting by classes is required by the Act or the articles of incorporation.

         SECTION 2.9 PROXIES. At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the Corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the secretary of the Corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the Corporation and is valid for 11 months unless a different period is expressly provided in the appointment form or similar writing.

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         Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

         Revocation of a proxy does not affect the right of the Corporation to accept the proxy's authority unless (i) the Corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. Other notice of revocation may, in the discretion of the Corporation, be deemed to include the appearance at a shareholders' meeting of the shareholder who granted the proxy and his voting in person on any matter subject to a vote at such meeting.

         The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

         The Corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

         Subject to Section 2.11 and any express limitation on the proxy's authority appearing on the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

         SECTION 2.10 VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote, except in the election of directors, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation as permitted by the Act. Cumulative voting shall not be permitted in the election of directors or for any other purpose. In the election of directors, each record holder of stock shall be entitled to vote with respect to each position to be filled pursuant to such election.

         At each election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the Board.

         SECTION 2.11 CORPORATION'S ACCEPTANCE OF VOTES. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver, proxy appointment or proxy

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appointment revocation does not correspond to the name of a shareholder, the
Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if:

                    (i) the shareholder is an entity and the name signed
               purports to be that of an officer or agent of the entity;

                    (ii) the name signed purports to be that of an
               administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

                    (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

                    (iv) the name signed purports to be that of a pledgee,
               beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

                    (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

                    (vi) the acceptance of the vote, consent, waiver, proxy
               appointment or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with this Section 2.11.

         The Corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

         Neither the Corporation nor its officers nor any agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section
2.11 shall be liable for the consequences of such acceptance or rejection.

         SECTION 2.12 INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the shareholders entitled to vote with respect to the subject matter thereof and received by the

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Corporation. Such consent shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in any document. Action taken under this Section 2.12 is effective as of the date the last writing necessary to effect the action is received by the Corporation, unless all of the writings specify a different effective date, in which case such specified date shall be the effective date for such action. If any shareholder revokes his consent as provided for herein prior to what would otherwise be the effective date, the action proposed in the consent shall be invalid. The record date for determining shareholders entitled to take action without a meeting is the date the Corporation first receives a writing upon which the action is taken.

         Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section 2.12 may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the Corporation before the effectiveness of the action.

         SECTION 2.13 MEETINGS BY TELECOMMUNICATION. Any or all of the shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.


                                   ARTICLE 3
                               BOARD OF DIRECTORS

         SECTION 3.1 GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board, except as otherwise provided in the Act or the articles of incorporation.

         SECTION 3.2 NUMBER, QUALIFICATIONS AND TENURE. The number of directors of the Corporation shall be fixed from time to time by the Board, within a range of no less than one or more than twelve. A director shall be a natural person who is eighteen years of age or older. A director need not be a resident of Colorado or a shareholder of the Corporation.

         Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders following his election and thereafter until his successor shall have been elected and qualified. Directors shall be removed in the manner provided by the Act.

         SECTION 3.3 VACANCIES. Any director may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time the notice is received by the Corporation unless the notice specifies a later effective date. Unless otherwise specified in the notice of resignation, the Corporation's acceptance of such resignation shall not be necessary to make it effective. Any vacancy on the Board may be filled by the affirmative vote of a majority of the shareholders or the Board. If the directors remaining in office constitute fewer than a quorum of the Board, the directors may fill the vacancy by the affirmative vote of a

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majority of all the directors remaining in office. If elected by the directors, the director shall hold office until the next annual shareholders' meeting at which directors are elected. If elected by the shareholders, the director shall hold office for the unexpired term of his predecessor in office; except that, if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders shall hold office for the unexpired term of the last predecessor elected by the shareholders.

         SECTION 3.4 REGULAR MEETINGS. A regular meeting of the Board shall be held without notice immediately after and at the same place as the annual meeting of shareholders. The Board may provide by resolution the time and place, either within or outside the State of Colorado, for the holding of additional regular meetings without other notice.

         SECTION 3.5 SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the president or any director. The person or persons authorized to call special meetings of the Board may fix any place, either within or outside the State of Colorado, as the place for holding any special meeting of the Board called by them, provided that no meeting shall be called outside the State of Colorado unless a majority of the Board has so authorized.

         SECTION 3.6 NOTICE. Notice of any special meeting of the Board shall be given at least two days prior to the meeting by written notice either personally delivered or mailed to each director at his business address, or by notice transmitted by telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication. If mailed, such notice shall be deemed to be given and to be effective on the earlier of (i) three days after such notice is deposited in the United States mail, properly addressed, with postage prepaid, or (ii) the date shown on the return receipt, if mailed by registered or certified mail return receipt requested. If notice is given by telex, electronically transmitted facsimile or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent, and with respect to a telegram, notice shall be deemed to be given and to be effective when the telegram is delivered to the telegraph company. If a director has designated in writing one or more reasonable addresses or facsimile numbers for delivery of notice to him, notice sent by mail, telegram, telex, electronically transmitted facsimile or other form of wire or wireless communication shall not be deemed to have been given or to be effective unless sent to such addresses or facsimile numbers, as the case may be.

         A director may waive notice of a meeting before, at or after the time and date of the meeting by a writing signed by such director. Such waiver shall be delivered to the Corporation for filing with the corporate records. Further, a director's attendance at or participation in a meeting waives any required notice to him of the meeting, unless at the beginning of the meeting, or promptly upon his later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to any action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

         SECTION 3.7 QUORUM. A majority of the number of directors fixed by the Board pursuant to Section 3.2, or, if no number is fixed, a majority of the number in office

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immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, for a period not to exceed 60 days at any one adjournment.

         SECTION 3.8 MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

         SECTION 3.9 COMPENSATION. By resolution of the Board, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings, a fixed sum for attendance at each meeting, a stated salary as director, or such other compensation as the Corporation and the director may reasonably agree upon. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 3.10 PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board or committee of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting, (ii) the director contemporaneously requests that his dissent or abstention as to any specific action to be taken be entered in the minutes of the meeting; or (iii) the director causes written notice of his dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the Corporation promptly after the adjournment of the meeting. A director may dissent to a specific action at a meeting, while assenting to others. The right to dissent to a specific action taken at a meeting of the Board or a committee of the Board shall not be available to a director who voted in favor of such action.

         SECTION 3.11 COMMITTEES. By resolution adopted by a majority of all the directors in office when the action is taken, the Board may designate from among its members an executive committee and one or more other committees, and appoint one or more members of the Board to serve on them. To the extent provided in the resolution, each committee shall have all the authority of the Board, except that no committee shall have the authority to (i) authorize distributions, (ii) approve or propose to shareholders actions or proposals required by the Act to be approved by shareholders; (iii) fill vacancies on the Board or any committee thereof; (iv) amend the articles of incorporation; (v) adopt, amend or repeal these bylaws; (vi) approve a plan of merger not requiring shareholder approval;
(vii) authorize or approve the reacquisition of shares unless pursuant to a formula or method prescribed by the Board, or (viii) authorize or approve the issuance or sale of shares, or contract for the sale of shares or determine the designations and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee or officer to do so within limits specifically prescribed by the Board. The committee shall then have full power within the limits set by the Board to adopt any final resolution setting forth all preferences, limitations, and relative rights of such class or series and to authorize an amendment of the articles of incorporation stating the preferences, limitations and relative rights of a class or series for filing with the Secretary of State under the Act.

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         Sections 3.4, 3.5, 3.6, 3.7, 3.8 and 3.12, which govern meetings, notice, waiver of notice, quorum, voting requirements and action without a meeting of the Board, shall apply to committees and their members appointed under this Section 3.11.

         Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the Board or a member of the committee in question with his responsibility to conform to the standard of care set forth in Section 3.14 of these bylaws.

         SECTION 3.12 INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at a meeting of the Board or any committee designated by the Board may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the directors entitled to vote with respect to the action taken. Such consent shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document. Unless the consent specifies a different effective date, action taken under this Section 3.12 is effective at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his consent by a writing signed by the director and received by the president or the secretary of the Corporation.

         SECTION 3.13 MEETINGS BY TELECOMMUNICATION. The Board may permit any director (or any member of a committee designated by the Board) to participate in a regular or special meeting of the Board or a committee thereof through the use of any means of communication by which all directors participating in the meeting can hear each other during the meeting. A director participating in a meeting in this manner is deemed to be present in person at the meeting.

         SECTION 3.14 STANDARD OF CARE. A director shall perform his duties as a director, including without limitation his duties as a member of any committee of the Board, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by the persons herein designated. However, he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A director shall not be liable to the Corporation or its shareholders for any action he takes or omits to take as a director if, in connection with such action or omission, he performs his duties in compliance with this Section 3.14.

         The designated persons on whom a director is entitled to rely are (i) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented, (ii) legal counsel, public accountant, or other person as to matters which the director reasonably believes to be within such person's professional or expert competence, or (iii) a committee of the Board on which the director does not serve if the director reasonably believes the committee merits confidence.

         SECTION 3.15 CONFLICTING INTEREST TRANSACTIONS. As used in this Section 3.15, "conflicting interest transaction" means any of the following: (i) a loan or other assistance by the

Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest; (ii) a guaranty by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the Corporation and a director of the Corporation or between the Corporation and an entity in which a director of the Corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable, enjoined, or set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the Corporation, solely because the conflicting interest transaction involves a director of the Corporation or an entity in which a director of the Corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the Board or of the committee of the Board which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose if: (i) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or
(ii) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (iii) a conflicting interest transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, the committee, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

         SECTION 3.16 LOANS AND GUARANTIES FOR THE BENEFIT OF DIRECTORS. Neither the Board nor any committee thereof shall authorize a loan by the Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest, or a guaranty by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest, until at least 10 days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders. The requirements of this
Section 3.16 are in addition to, and not in substitution for, the provisions of
Section 3.15.

                                   ARTICLE 4
                               OFFICERS AND AGENTS

         SECTION 4.1 GENERAL. The officers of the Corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be a natural person 18 years of age or older. The Board or an officer or officers authorized by the Board may appoint such other officers, assistant officers, committees and agents, including a chief executive officer, chief operating officer, chairman of the Board, assistant secretaries and assistant treasurers, as they may consider necessary. The Board or the officer or officers authorized by the Board shall from time to time determine the procedure for the appointment of officers, their term of office,

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

their authority and duties and their compensation. One person may hold more than one office. In all cases where the duties of any officer, agent or employee are not prescribed by these bylaws or by the Board, such officer, agent or employee shall follow the orders and instructions of the president of the Corporation.

         SECTION 4.2 APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall be appointed by the Board at each annual meeting of the Board held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting or if an officer or officers are to be appointed by another officer or officers of the Corporation, such appointments shall be made as soon thereafter as may be convenient. Each officer shall hold office until the first of the following occurs: his successor shall have been duly appointed and qualified, his death, his resignation, or his removal in the manner provided in Section 4.3.

         SECTION 4.3 RESIGNATION AND REMOVAL. An officer may resign at any time by giving written notice of resignation to the Corporation. The resignation is effective when the notice is received by the Corporation unless the notice specifies a later effective date.

         Any officer or agent may be removed as an officer or agent at any time, with or without cause, by the Board or an officer or officers authorized by the Board. Such removal does not affect the contract rights, if any, of the Corporation or of the person so removed. The appointment of an officer or agent shall not in itself create contract rights.

         SECTION 4.4 VACANCIES. A vacancy in any office, however occurring, may be filled by the Board, or by the officer or officers authorized by the Board, for the unexpired portion of the officer's term. If an officer resigns and his resignation is made effective at a later date, the Board, or officer or officers authorized by the Board, may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the Board or officer or officers authorized by the Board provide that the successor shall not take office until the effective date. In the alternative, the Board, or officer or officers authorized by the Board, may remove the officer at any time before the effective date and may fill the resulting vacancy.

         SECTION 4.5 PRESIDENT. Subject to the direction and supervision of the Board, the president shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. Unless otherwise directed by the Board, the president shall attend in person or by substitute appointed by him, or shall execute on behalf of the Corporation written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of the shareholders of any other Corporation in which the Corporation holds any stock. On behalf of the Corporation, the president may in person or by substitute or by proxy execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy, may vote the stock held by the Corporation, execute written consents and other instruments with respect to such stock, and exercise any and all rights and powers incident to the ownership of said stock, subject to the instructions, if any of the Board. The president shall have custody of the treasurer's bond, if any.

         SECTION 4.6 VICE PRESIDENTS. The vice presidents shall assist the president and shall perform such duties as may be assigned to them by the chief executive officer, and the president or by the Board. In the absence of the chief executive officer, and the president, the vice president, if any (or, if more than one, the vice presidents in the order designated by the Board, or if the Board makes no such designation, then the vice president designated by the president, or if neither the Board nor the president makes any such designation, the senior vice president as determined by first election to that office), shall have the powers and perform the duties of the president.

         SECTION 4.7 SECRETARY. The secretary shall (i) prepare and maintain as permanent records the minutes of the proceedings of the shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, a record of all actions taken by a committee of the Board, and a record of all waivers of notice of meetings of shareholders and of the Board or any committee thereof, (ii) cause all notices to be duly given in accordance with the provisions of these bylaws and as required by law, (iii) serve as custodian of the corporate records and of the seal of the Corporation and affix the seal to all documents when authorized by the Board, (iv) keep at the Corporation's registered office or principal place of business a record containing the names and addresses of all shareholders in a form that permits preparation of a list of shareholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each shareholder, unless such a record shall be kept at the office of the Corporation's transfer agent or registrar, (v) maintain at the Corporation's principal office the originals or copies of the Corporation's articles of incorporation, bylaws, minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the Corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the Corporation's assets and liabilities and results of operations for the last three years, (vi) have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent, (vii) authenticate records of the Corporation, and (viii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary. The directors and/or shareholders may, however, respectively designate a person other than the secretary or assistant secretary to keep the minutes of their respective meetings.

         Any books, records, or minutes of the Corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

         SECTION 4.8 TREASURER. The treasurer shall be the principal financial officer of the Corporation, shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and shall deposit the same in accordance with the instructions of the Board. He shall receive and give receipts and acquittances for money paid in on account of the Corporation, and shall pay out of the Corporation's funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time. He shall, if required by the Board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. He shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the chief executive officer, or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

         The treasurer shall also be the principal accounting officer of the Corporation. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account as required by the Act, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the president and the Board statements of account showing the financial position of the Corporation and the results of its operations.

                                   ARTICLE 5
                                     STOCK

         SECTION 5.1 CERTIFICATES. The Board shall be authorized to issue any of its classes of shares with or without certificates. The fact that the shares are not represented by certificates shall have no effect on the rights and obligations of shareholders. If the shares are represented by certificates, such shares shall be represented by consecutively numbered certificates signed, either manually or by facsimile, in the name of the Corporation by one or more persons designated by the Board. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nonetheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form and shall contain such information consistent with law as shall be prescribed by the Board. If shares are not represented by certificates, within a reasonable time following the issue or transfer of such shares, the Corporation shall send the shareholder a complete written statement of all of the information required to be provided to holders of uncertificated shares by the Act.

         SECTION 5.2 CONSIDERATION FOR SHARES. Certificated or uncertificated shares shall not be issued until the shares represented thereby are fully paid. The Board may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed or other securities of the Corporation. Future services shall not constitute payment or partial payment for shares of the Corporation. The promissory note of a subscriber or an affiliate of a subscriber shall not constitute payment or partial payment for shares of the Corporation unless the promissory note is negotiable and is secured by collateral, other than the shares being purchased, having a fair market value at least equal to the principal amount of the promissory note. For purposes of this
Section 5.2, "promissory note" means a negotiable instrument on which there is an obligation to pay independent of collateral and does not include a non-recourse note.

         SECTION 5.3 LOST CERTIFICATES. In case of the alleged loss, destruction or mutilation of a stock certificate, the Board may direct the issuance of a new certificate in lieu

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

thereof upon such terms and conditions in conformity with law as the Board may prescribe. The Board may in its discretion require an affidavit of lost certificate and/or a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

         SECTION 5.4 TRANSFER OF SHARES. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and receipt of such documentary stamps as may be required by law and evidence of compliance with all applicable securities laws and other restrictions, the Corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the Corporation which shall be kept at its principal office or by the person and the place designated by the Board.

         Except as otherwise expressly provided in Section 2.7 and Section 2.11, and except for the assertion of dissenters' rights to the extent provided in
Article 113 of the Act, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the claimed interest of such other person.

         SECTION 5.5 TRANSFER AGENT, REGISTRARS AND PAYING AGENTS. The Board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

                                    ARTICLE 6
                      SPECIAL PROVISIONS RELATIVE TO STOCK

         SECTION 6.1. OWNERSHIP POLICY. The purpose of this Article is to define the policy of the Corporation to maintain ownership of its stock by compatible persons actively contributing to its success. This policy is based on the belief that stock ownership by competent, loyal, contributing employees and directors of the Corporation and its affiliates will be of continuing benefit to the Corporation.

         SECTION 6.2. CORPORATION'S RIGHT TO REPURCHASE UPON TERMINATION OF AFFILIATION. As used in this Article, "Stock" shall mean the Common Stock and any class or series of Preferred Stock issued or to be issued by the Corporation. All shares of Stock held of record by a person who is an employee or director of the Corporation or any of its affiliates, shall be subject to the Corporation's right to repurchase all of such shares in the event that such holder's affiliation with the Corporation as an employee or director is terminated for any reason. Such right of repurchase upon termination of affiliation shall also be applicable to all shares of Stock which such person has the right to acquire subsequent to termination of affiliation pursuant to any option or other contractual right to acquire shares of Stock which was outstanding at the date of such termination of affiliation. An authorized leave of absence approved by the

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

Corporation shall not constitute a termination of affiliation for purposes of this Section 6.2; provided, however, that the issuance of a formal personnel action notice by the Corporation's human resources department advising an employee that the leave of absence is terminated shall constitute a termination of affiliation for purposes of this Section 6.2. If the Corporation repurchases the shares, the price shall be the Formula Price (as hereinafter defined) per share on the date of such termination of affiliation. If the Corporation does not exercise its right to purchase all of such Stock, the holder thereof shall be fully subject to the provisions of this Article and any sale or other transfer by such holder may only be made in compliance with the provisions herein.

         SECTION 6.3. CORPORATION'S RIGHT TO REPURCHASE UPON INVOLUNTARY TRANSFER. If any of the Stock shall be involuntarily transferred by being levied upon, sequestered, administered by a receiver or a trustee in bankruptcy, or sold or proposed to be sold in foreclosure or execution or under any power of sale contained in a note or loan agreement, or by operation of law, the Corporation shall have the right, for a period of six months after receipt of written notification of such involuntary transfer by the transferee of such Stock, to purchase all or any part of such Stock for cash at the Formula Price in effect on the date of the transfer. A transfer of Stock pursuant to a decree of dissolution of marriage, whether or not such decree incorporates a property settlement agreement, shall be deemed an involuntary transfer subject to the provisions of this Section 6.3. If the Corporation exercises such right to purchase all or any part of such Stock, the Corporation shall pay for the purchased Stock in the manner provided for in Section 6.4. If the Corporation does not exercise its right to purchase all of such Stock, the holder thereof shall continue to be fully subject to the provisions of this Article and any sale or other transfer by such holder may only be made in compliance with the provisions herein.

         SECTION 6.4. EXERCISE AND PAYMENT TERMS. The Corporation's right of repurchase shall be exercised by mailing written notice to the applicable holder of the Stock at his address of record on the Corporation's stock record books within 60 days following receipt of notice by the Corporation of the event triggering the Corporation's right to repurchase the Stock, which notice shall request delivery of certificates representing the shares of Stock, duly endorsed in blank or to the Corporation, free and clear of all liens, claims, charges, and encumbrances of any kind whatsoever. The Corporation shall, if it exercises its right to repurchase shares of Stock as provided in Section 6.2 or 6.3 of this Article, pay for such shares within 90 days after the date of receipt of notice by the Corporation of the event triggering the Corporation's right to purchase such Stock, and if such triggering event is a termination of affiliation, such 90-day period shall commence on the date of termination of affiliation and shall not be extended by accrued vacation, sick days or similar accrual. The Corporation, or its assignee, shall pay for any Stock purchased by the Corporation under Sections 6.2 or 6.3 of this Article, at its election, by either (i) a single cash payment equal to the Formula Price or (ii) a cash payment of 20% of the Formula Price and simultaneous execution by the Corporation, or its assignee, of a promissory note payable to the order of the seller for 80% of the Formula Price, payable in five equal annual payments of principal, plus accrued interest on the unpaid balance at a rate equal to the prime rate published in the Western Edition of the Wall Street Journal on the date of the triggering event. If the Corporation is unable to make such payment directly to such holder, then the Corporation may satisfy its obligation to make such payment by depositing the purchase price within such 90-day period in an account for the benefit of such holder and such shares of Stock shall thereby be deemed to have been transferred to the Corporation and no longer outstanding, with all rights of such holder with regard to such shares terminated. The Corporation and any holder of Stock may by contract mutually agree to extend the time period of the Corporation's right to repurchase such holder's Stock, and to alter payment terms from those contained in this Section 6.4.

         SECTION 6.5. CORPORATION'S RIGHT OF FIRST REFUSAL. If at any time a holder of Stock desires to sell any of such shares (other than through a limited market maintained by the Corporation, if any), such holder shall first give notice to the Secretary of the Corporation containing:

                    (1) A statement signed by such holder notifying the
               Corporation that such holder desires to sell shares of Stock and has received a bona fide offer to purchase such shares.

                    (2) A statement signed by the intended purchaser containing:

                         a) the intended purchaser's full name, address and
                    taxpayer identification number;

                         b) the number of shares to be purchased;

                         c) the price per share to be paid;

                         d) other terms under which the purchase is intended to
                    be made; and

                         e) a representation that the offer, under the terms
                    specified, is bona fide.

                    (3) If the purchase price is payable in cash, in whole or in part, a copy of a certified check, cashier's check or money order payable to such holder from the purchaser in the aggregate amount of the purchase price which is to be paid in cash.

         The Corporation shall thereupon have an option exercisable within 14 days of receipt of such notice by the Secretary to purchase all, but not less than all, of the shares specified in the notice at the offer price and upon the same terms as set forth in the notice, accompanied by payment of the purchase price; provided, however, that if the offer price is payable, in whole or in part, other than in cash, the Corporation shall pay the equivalent value of any noncash consideration as mutually agreed upon between the holder and the Corporation. Such option shall be exercised by the Corporation by mailing written notice to such holder at his address of record on the Corporation's stock record books. In the event the Corporation does not exercise such option, such holder may sell the shares specified in the notice within 30 days after expiration of the Corporation's 14-day exercise period, to the person, at the price and upon the terms and conditions set forth in the notice given to the Corporation. The holder may not sell such shares to any other person, or at any different price, or on any different terms without first re-offering such shares to the Corporation. All shares sold pursuant to this Section 6.5 shall continue to be subject to this Article 6, further transfers of the shares can be made only in accordance with this Article 6, and each purchaser shall be bound by the terms of this Article 6.

         SECTION 6.6. ELECTION OF RIGHTS BY CORPORATION. If circumstances shall occur which would ordinarily permit the Corporation to exercise its rights under either Section 6.2, 6.3 or 6.5 of this Article at a time when the Corporation's rights under another subparagraph have become and remain exercisable, the Corporation, in its sole discretion, may elect which of such rights it shall exercise. The Corporation may designate one or more nominees to purchase any shares of Stock which it has the right to purchase pursuant to Sections 6.2, 6.3 or 6.5 of this Article, in lieu of purchasing such shares itself.

         SECTION 6.7. OTHER TRANSFERS. Except for sales in a limited market maintained by the Corporation, if any, and as provided in Sections 6.2, 6.3 or
6.5 of this Article, no holder of shares of Stock may sell, assign, pledge, transfer or otherwise dispose of or encumber any shares of Stock without the prior written approval of the Corporation, and any attempt to so sell, assign, pledge, transfer or otherwise dispose of or encumber such shares without such prior approval shall be null and void. If any transfer of Stock is (1) not a sale by an employee or director of the Corporation or (2) by a person who acquired such Stock other than by purchase, directly or indirectly, from an employee or director of the Corporation, then the Corporation is expressly authorized to condition its approval of such transfer upon the transferee's agreement to hold such Stock subject to this Article upon the termination of affiliation of the employee or director. All shares transferred with the Corporation's prior written approval pursuant to this Section 6.7 shall continue to be subject to this Article 6, further transfers of the shares can be made only in accordance with this Article 6, and each transferee shall be bound by the terms of this Article 6.

         SECTION 6.8. DEFINITION OF FORMULA PRICE. As used in this Article, "Formula Price" shall mean the price determined pursuant to the formula or methodology adopted by the Board for the purpose of determining the fair market value of the Corporation's Stock, as such formula may be modified from time to time by the Board.

                                    ARTICLE 7
                                  MISCELLANEOUS

         SECTION 7.1 SEAL. The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the words, "Seal, Colorado."

         SECTION 7.2 FISCAL YEAR. The fiscal year of the Corporation shall be as established by the Board.

         SECTION 7.3 AMENDMENTS. The Board shall have power, to the maximum extent permitted by the Act, to make, amend and repeal these bylaws at any regular or special meeting of the Board, unless the shareholders, in making, amending or repealing a particular bylaw, expressly provide that the directors may not amend or repeal such bylaw. The

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

shareholders also shall have the power to make, amend or repeal these bylaws at any annual meeting or at any special meeting called for that purpose.

         SECTION 7.4 GENDER. The masculine gender is used in these bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate.

         SECTION 7.5 CONFLICTS. In the event of any irreconcilable conflict between these bylaws and either the Corporation's articles of incorporation or applicable law, the latter shall control.

         SECTION 7.6 DEFINITIONS. Except as otherwise specifically provided in these bylaws, all terms used in these bylaws shall have the same definition as in the Act.




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